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EXHIBIT 10.2

                              SETTLEMENT AGREEMENT

This Settlement Agreement ("Agreement") is made as of June 30, 2008 ("Settlement Date") by and between NASCENT WINE COMPANY, INC. ("Nascent"), represented by Sandro Piancone, and RAFAEL MORALES CUEVAS (collectively the "Buyers"), ALEJANDRO GUTIERREZ PEDERZINI and LETICIA GUTIERREZ PEDERZINI (collectively the "Sellers"), PASANI, S.A. DE C.V. ("Pasani"), represented by Alejandro Gutierrez Pederzini and ECO PAK DISTRIBUTING, LLC. ("Eco Pak"), represented by Sandro Piancone and Alejandro Gutierrez Pederzini, with the appearance of INTERNATIONAL FOOD SERVICE SPECIALISTS, ("IFS"), represented by Sandro Piancone.


                             EXPLANATORY STATEMENTS
                             ----------------------

A. On May 10, 2007, the Buyers executed a Stock Purchase Agreement ("STOCK PURCHASE AGREEMENT"), with the Sellers for one hundred percent of the issued and outstanding shares of Pasani common stock, defaulting the Buyers with their payment obligation under the STOCK PURCHASE AGREEMENT and the Promissory Note 1/1, referred under 1.2 of the STOCK PURCHASE AGREEMENT ("NOTE");

B. The parties desire to enter into this Agreement in order to provide for full settlement and discharge of all claims.


                                 REPRESENTATIONS
                                 ---------------

I. NASCENT:

    a) That is a corporation validly incorporated and existing under the laws of the State of Nevada in the United States of America.

    b) That Mr. Sandro Piancone has the power and authority to enter into the present agreement in representation of Nascent and that such have not been modified or revoked totally or partially.

    c) That the execution, delivery and performance of this Agreement have been duly authorized by all requisite action, and: (i) will not violate any provision of applicable law, the company's organizational documents, any provision of any obligation to which the company is bound and (ii) will not conflict with, result in a breach of, or constitute a default under, any such order, indenture, judgment, decree, agreement, obligation, commitment or other instrument.

    d) That no consent, authorization, approval or waiver from, or registration, declaration or filing with, any agency, entity, authority or person is required to be obtained or made by or with respect to the company in connection with the execution, delivery and performance of this Agreement.


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II. RAFAEL MORALES CUEVAS:

    a) That is an individual of legal age, of Mexican nationality, married under the separation of property marital system and with legal capacity to enter into the present agreement.


III. ALEJANDRO GUTIERREZ PEDERZINI:

    a) That is an individual of legal age, of Mexican nationality, married under the separation of property marital system and with legal capacity to enter into the present agreement.


IV. LETICIA GUTIERREZ PEDERZINI:

    a) That is an individual of legal age, of Mexican nationality, single and with legal capacity to enter into the present agreement.


V. PASANI:

    a) That is a corporation validly incorporated and existing under the laws of Mexico.

    b) That Mr. Alejandro Gutierrez Pederzni has the power and authority to enter into the present agreement in representation of Pasani and that such have not been modified or revoked totally or partially.

    c) That the execution, delivery and performance of this Agreement have been duly authorized by all requisite action, and: (i) will not violate any provision of applicable law, the company's organizational documents, any provision of any obligation to which the company is bound and (ii) will not conflict with, result in a breach of, or constitute a default under, any such order, indenture, judgment, decree, agreement, obligation, commitment or other instrument.

    d) That no consent, authorization, approval or waiver from, or registration, declaration or filing with, any agency, entity, authority or person is required to be obtained or made by or with respect to the company in connection with the execution, delivery and performance of this Agreement.


VI. ECO PAK:

    a) That is a company validly incorporated and existing under the laws of the State of Texas in the United States of America.

    b) That Mr. Sandro Piancone and Mr. Alejandro Gutierrez Pederzini have the power and authority to enter into the present agreement in representation of Eco Pak and that such have not been modified or revoked totally or partially.

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    c)   That the execution, delivery and performance of this Agreement have been duly authorized by all requisite action, and: (i) will not violate any provision of applicable law, the company's organizational documents, any provision of any obligation to which the company is bound and (ii) will not conflict with, result in a breach of, or constitute a default under, any such order, indenture, judgment, decree, agreement, obligation, commitment or other instrument.

    d) That no consent, authorization, approval or waiver from, or registration, declaration or filing with, any agency, entity, authority or person is required to be obtained or made by or with respect to the company in connection with the execution, delivery and performance of this Agreement and the sale of the Interests in Eco Pak as defined below.


VII. IFS:

    a) That is a company validly incorporated and existing under the laws of the state of Nevada in the United States of America.

    b)   That its legal representative is Mr. Sandro Piancone.


VIII. THE PARTIES IN THIS AGREEMENT CONJUNCTLY REPRESENT:

    a) That they mutually recognize the legal capacity and authority with which they conduct in this agreement.


Being in agreement with the foregoing, the parties mutually agree to abide by what they have agreed in the following:


                                     CLAUSES
                                     -------

PASANI
------

1.1 ENDORSEMENT OF PASANI SHARES. The Sellers and the Buyers in this act rescind by mutual agreement and convenience, the STOCK PURCHASE AGREEMENT and Nascent, represented by Sandro Piancone, and Rafael Morales Cuevas in this act endorse in property and deliver one hundred percent of the shares that were object of the STOCK PURCHASE AGREEMENT to Alejandro Gutierrez Pederzini and Leticia Gutierrez Pederzini in the percentages that both had before the sale, in exchange the Sellers will return the NOTE but will not have to pay back the $500,000.00 (Five hundred thousand dollars & 00/100) received from the Buyers as amortization of the total payment due in November 2007.

1.2 WORKING CAPITAL. With respect to the working capital as defined under the STOCK PURCHASE AGREEMENT, funded by Nascent to Pasani, Pasani will obligate to repay Nascent:

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    (i)       $500,000.00 (Five hundred thousand Dollars of the United States of
              America & 00/100) provided in cash, within 180 (one hundred eighty) days from the Settlement Date;

    (ii) $185,000.00 (One hundred eighty five thousand Dollars of the United States of America & 00/100) provided as additional funds, within 180 (One hundred eighty) days from Settlement Date;

    (iii) $312,451.87 (Three hundred twelve thousand four hundred fifty one Dollars of the United States of America & 87/100) provided in inventory, within 180 (one hundred eighty) days from the Settlement Date.


1.3 JULY PRODUCTS. Pasani obligates to pay Nascent within 60 (sixty) days from July 31, 2008 the amount of $92,259.13 (Ninety two thousand two hundred fifty nine Dollars of the United States of America & 13/100) for product delivered from Nascent to Pasani during the month of July 2008.

1.4 PAYMENTS. All payments that would have to be made by Pasani to Nascent will be made on the established date by cashier's check in the domicile of Nascent.


ECO PAK
-------

2.1 TRANSFER OF OWNERSHIP. On Settlement Date, Nascent transfers to Alejandro Gutierrez Pederzini 100% (one hundred percent) interest ("Interest") in Eco Pak for $70,000.00 (seventy thousand Dollars of the United States of America & 00/100). For this purpose, Nascent authorizes Alejandro Gutierrez Pederzini by this Settlement Agreement to proceed with the necessary process to accomplish such ownership transfer assigning and transferring the Interests to him and he in this act will give in exchange a cashier's check for the expressed above amount to Nascent.

2.2 IFS. With respect to the inventory provided by IFS to Eco Pak, Eco Pak will pay to IFS the amount of $110,000.00 (One hundred ten thousand Dollars of the United States of America & 00/100) in two installments. The installments will be paid as follows:

    (i) $50,000.00 (Fifty thousand Dollars of the United States of America & 00/100) at Settlement Date with a cashier's check;

    (ii) $60,000.00 (Sixty thousand Dollars of the United States of America & 00/100) by September 15, 2008, with a cashier's check to be delivered at the domicile of Nascent.


MISELLAENOUS
------------

3.1 PRESS RELEASE. From the signing of this Agreement, Nascent Wine Company, Inc obligates to make a press release to inform the termination of the relationship between Nascent with Pasani, and Eco Pak, as well as to make all the updates and applicable disclosures to the Securities and Exchange Commission, within the time frame as required by law.

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3.2 BROADEST RELIEF. All parties to this agreement grant each other the broadest relief allowed by law in connection to the obligations assumed under the SHAREHOLDERS AGREEMENT, the NOTE, and all related transactions and thus not hold any legal action or title to exercise further. Additionally, Alejandro Gutierrez Pederzini shall not seek restitution for any and all expenditures made by Eco
Pak and Pasani during the period from May 11, 2007 (date of purchase) to July
31, 2008.

3.3 CHOICE OF LAW. For all related to the interpretation, fulfillment, validity, controversy and/or execution of the present agreement, the parties submit to the laws and jurisdiction of the courts of Mexico, Distrito Federal expressly waiving any other jurisdiction which may now or in the future be entitled for any reason.

3.4 DOMICILE. For the effects and notices of this agreement, the parties establish the following domiciles:

BUYERS.
-------

2355-A Paseo de las Americas,
San Diego, California   92154
Attn. Sandro Piancone, CEO

With a copy to: __________________________
                __________________________


SELLERS.
--------

20770 Highway 281 - Suite 108-494
San Antonio, Texas   78258
Attn. Alejandro Gutierrez Pederzini

With a copy to:

Larios y Rodriguez del Bosque
Insurgentes Sur 800, Piso 15, Despacho 1 y 2.
Col. Del Valle,
Mexico, 03100, Distrito Federal.
Attn. Carlos Perez del Toro


ECO PAK
-------

20770 Highway 281 - Suite 108-494
San Antonio, Texas   78258
Attn. Alejandro Gutierrez Pederzini

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PASANI
------

Abel 69
Col. Guadalupe Tepeyac
Mexico 07840  Distrito Federal


In case of a change of domicile of any of the parties, the party that changes its domicile will have to notify the other party with twenty days of anticipation and in the case of defaulting on this provision all the practice notices in the above mentioned domiciles would be considered valid.

Once read this agreement by the parties and being aware of its content and legal consequences, having knowledge of the legal texts that are related it is signed by three originals on the 8th day of the month of August of 2008.



BUYERS



-----------------------                     ------------------------
Name:                                       Name:
Nascent Wine Company Inc.                   Rafael Morales Cuevas
Represented by Sandro Piancone




SELLERS




--------------------------                  ------------------------
Name:                                       Name:
Alejandro Gutierrez Pederzini               Leticia Gutierrez Pederzini




ECO PAK



--------------------------                  --------------------------
Name:                                       Name:
Eco Pak Distributing, LLC.                  Eco Pak Distributing, LLC.
Represented by Sandro Piancone              Represented by Alejandro Gutierrez


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PASANI



----------------------
Name:
Pasani, S.A. de C.V.
Represented by Alejandro Gutierrez Pederzini




IFC


----------------------
Name:
International Food Service Specialists
Represented by Sandro Piancone




WITNESS                                     WITNESS


-----------------------                     -----------------------
Name:                                       Name:
Peter V. White                              Carlos Perez del Toro Moreschi

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